                                   EXHIBIT 21
                               STATE OF SUBSIDIARY
                                  INCORPORATION
                             THE QUAKER OATS COMPANY


              ACTIVE DOMESTIC SUBSIDIARIES AS OF DECEMBER 31, 2000



SUBSIDIARY                                           STATE OF INCORPORATION


The Gatorade Company                                 Delaware

Gatorade Puerto Rico Company                         Delaware

Golden Grain Company                                 California

Grocery International Holdings, Inc.                 Delaware

Quaker Oats Asia, Inc.                               Delaware

Quaker Oats Europe, Inc.                             Illinois

Quaker Oats Holdings, Inc.                           Delaware

Quaker Manufacturing, LLC                            Delaware

Quaker Equipment Sales Company                       Delaware

Quaker Sales & Distribution, Inc.                    Delaware

Quaker Spain, Inc.                                   Delaware

Stokely-Van Camp, Inc.                               Indiana

SVC Equipment Company                                Delaware

SVC Latin America, Inc.                              Delaware

SVC Latin America, LLC                               Delaware

SVC Manufacturing, Inc.                              Delaware


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

               ACTIVE FOREIGN SUBSIDIARIES AS OF DECEMBER 31, 2000



SUBSIDIARY                                           COUNTRY


Elaboradora Argentina de Cereales, S.A.              Argentina

The Gatorade Company of Australia Pty. Ltd.          Australia

Quaker Oats Australia, Pty. Ltd.                     Australia

Quaker Oats Foreign Sales Corp.                      Barbados

Quaker Brasil, Ltda.                                 Brazil

Fester Industria Alimenticia Ltda.                   Brazil

The Quaker Oats Company of Canada Limited            Canada

Quaker de (Chile) Ltda.                              Chile

Productos Quaker, S.A.                               Colombia

Quaker Oats Limited                                  England

Quaker Trading Limited                               England

The Quaker Beverages GmbH                            Germany

Quaker Beverages Italia, S.p.A.                      Italy

Quaker Oats Japan, Ltd.                              Japan

Quaker Products (Malaysia) Sdn. Bhd.                 Malaysia

Productos Quaker de Mexico, S.A. de C.V.             Mexico

Quaker de Mexico, S.A. de C.V.                       Mexico

Quaker Oats B.V.                                     The Netherlands

QO Puerto Rico, Inc.                                 Puerto Rico

Quaker Bebidas, S.L.                                 Spain

Productos Quaker, C.A.                               Venezuela

                 DOMESTIC JOINT VENTURES AS OF DECEMBER 31, 2000


Altus Food Company, LLC                              The Quaker Oats Company                  50%
                                                     Novartis Consumer Health                 50%

Rhone Poulenc                                        The Quaker Oats Company                  50%
                                                     Rhone Poulenc                            50%



                             FOREIGN JOINT VENTURES


Shanghai Quaker Oats Beverages Co. Ltd.              The Quaker Oats Company               93.68%
                                                     Shanghai Bomy Foodstuffs Co. Ltd.      3.16%
                                                     Chou Chin Industrial (H.K.) Ltd.       3.16%



                                       79